UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2020

BIGLARI HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA	001-38477	82-3784946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400, San Antonio, Texas		78257
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (210) 344-3400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock	BH.A	New York Stock Exchange
Class B common stock	BH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 25, 2020, Biglari Holdings Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). The total number of shares of the Company’s Class A common stock voted in person or by proxy at the Meeting was 196,071, representing approximately 94.78% of the 206,864 shares outstanding and entitled to vote at the Meeting. The matters voted on by shareholders and the number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each matter is set forth below.

Proposal 1. To elect the nominees listed below as directors of the Company:

	For	Withheld
Sardar Biglari	145,097	34,365
Philip L. Cooley	145,099	34,363
Kenneth R. Cooper	141,607	37,855
John G. Cardwell	173,801	5,661
Ruth J. Person	141,516	37,946

There were 16,609 broker non-votes with respect to the election of directors.

Proposal 2. To ratify the selection by the Audit Committee of the Board of Directors of the Company of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2020:

193,663	290	118
For	Against	Abstentions

Item 8.01	Other Events.

At the Meeting, Mr. Biglari answered a variety of questions from attendees. Among these answers, Mr. Biglari noted: 15 Steak n Shake properties are being sold to fund capital expenditures at various Steak n Shake stores. The average range of capital expenditures at each store is $120,000 to $220,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2020	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller